Exhibit 10.2

CONSENT AND SECOND AMENDMENT
TO
CREDIT AGREEMENT

This CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 20, 2006,  by and among SITEL CORPORATION, a Minnesota corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and collectively, as the “Borrowers”), and ABLECO FINANCE LLC, a Delaware limited liability company, as a Lender, the arranger and administrative agent for the Lenders (as defined below) and collateral agent for the Lender Group (as defined below) (in such capacities, together with its successors and assigns in such capacities, the “Agent”) and the other Lenders party hereto.

WHEREAS, Borrowers, Agent and certain lenders identified on the signature pages thereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender”, and collectively, as the “Lenders”; and together with Agent, collectively the “Lender Group”) are parties to that certain Credit Agreement dated as of August 19, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, (i) the Borrowers desire to increase the face amount of the letter of credit issued by US Bank on behalf of Parent and listed on Schedule 4.19 to the Credit Agreement from $900,000 to $1,350,000 (the “US Bank L/C Increase”) and to increase the amount of cash and cash equivalents pledged to US Bank to secure such letter of credit as described on Schedule P-1 to the Credit Agreement from $900,000 to $1,350,000 (the “US Bank Lien Increase” and, together with the US Bank L/C Increase, the “US Bank Transactions”) and (ii) SITEL do Brasil Ltda (“SITEL Brazil”) desires to borrow up to an additional BRL 500,000 from Safra and desires to apply the proceeds of such additional borrowing to repay amounts listed on Schedule 2 to that certain Waiver, Consent and First Amendment to Credit Agreement dated August 15, 2006 among Agent, Collateral Agent, Lenders and Borrowers owing to Sudameris (the “SITEL Brazil Refinancing”);

WHEREAS, Borrowers have requested that Agent and Required Lenders consent to the US Bank Transactions and the SITEL Brazil Refinancing and the undersigned Required Lenders have agreed to do so subject to the terms and conditions contained herein; and

WHEREAS, Borrowers, Agent and Required Lenders have further agreed to amend Section 6.17(a)(iii) of the Credit Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.             Consent. Subject to the satisfaction of the conditions set forth in Section 5 below, notwithstanding any provision in the Credit Agreement or the other Loan Documents to the contrary, Agent and the Required Lenders hereby consent to the US Bank Transactions and the SITEL Brazil Refinancing.  For the avoidance of doubt, no portion of any Indebtedness basket set forth in Section 6.1 or 6.16 of the Credit Agreement, any Investment basket set forth in the definition of Permitted Investments or any Lien basket set forth in the definition of Permitted Liens or in Section 6.16 of the Credit Agreement shall be deemed utilized by the US Bank Transactions and the SITEL Brazil Refinancing.  This consent is a limited consent and shall not be deemed to constitute a consent with respect to any other current or future departure from the requirements of any provision of the Credit Agreement or any other Loan Documents.

3.             Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 5 of this Amendment, Section 6.17(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iii)          Leverage Ratio.  A Leverage Ratio, measured on a quarter-end basis, of not more than the ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
2.50:1.0	For the 4 fiscal quarters ending March 31, 2006 and June 30, 2006
2.25:1.0	For the 4 fiscal quarters ending September 30, 2006 and December 31, 2006
2.00:1.0	For the 4 fiscal quarters ending each fiscal quarter thereafter

4.             Ratification.  This Amendment, subject to satisfaction of the conditions provided below, shall constitute consents and amendments to the Credit Agreement and all of the Loan Documents as appropriate to express the agreements contained herein.  In all other respects, the Credit Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

5.             Conditions Precedent.  The effectiveness of this Amendment is subject to the following conditions precedent:

(a)           Borrowers, Agent and the Required Lenders shall have executed and delivered to Agent this Amendment;

(b)           Borrowers, WFF Foreign Borrowers, WFF, WF Canada and the “Required Lenders” under the WFF Credit Agreement shall have executed and delivered a consent to the WFF Credit Agreement in form and substance reasonably satisfactory to Agent; and

(c)           Agent shall have received the amendment fee payable pursuant to Section 6 below.

6.             Amendment Fee.  Borrowers hereby agree to pay to Agent on the date hereof, for distribution to the Lenders based on their Pro Rata Shares, an amendment fee equal to $50,000.  The foregoing amendment fee is fully-earned and due and payable in immediately available funds on the date hereof, non-refundable, and is in addition to, and not in lieu of, all other fees charged to the Borrowers under the Loan Documents.

7.             Release.  Each Borrower hereby absolutely and unconditionally releases and forever discharges Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known (and for the avoidance of doubt, not including any act, omission, matter, cause or thing whatsoever arising after the date of this Amendment) or unknown.

8.             Miscellaneous.

(a)           Warranties and Absence of Defaults.  In order to induce Agent and Required Lenders to enter into this Amendment, each Borrower hereby warrants to Agent and the Lenders, as of the date hereof, that:

(i)            the representations and warranties contained in the Credit Agreement or in the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

(ii)           no Default or Event of Default shall have occurred and be continuing on the date hereof.

(b)           Expenses.  Borrowers, jointly and severally, agree to pay on demand all reasonable costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement.

(c)           Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(d)           Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail shall also deliver an original executed counterpart of this Amendment, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

SITEL CORPORATION, a Minnesota corporation

By:	/s/ Ronald E. Reno
Title:	Vice President of Finance and Treasury

NATIONAL ACTION FINANCIAL SERVICES, INC., a Georgia corporation

By:	/s/ Ronald E. Reno
Title:	Assistant Treasurer

SITEL HOME MORTGAGE CORP., a Nebraska corporation

By:	/s/ Ronald E. Reno
Title:	Treasurer

FINANCIAL INSURANCE SERVICES, INC., a Nebraska corporation

By:	/s/ Ronald E. Reno
Title:	Treasurer

SITEL INTERNATIONAL LLC, a Delaware limited liability company

By:	/s/ Ronald E. Reno
Title:	Vice President of Finance and Treasury

AGENT AND ON BEHALF OF ITSELF
AND ITS AFFILIATE ASSIGNS, AS A
LENDER:

ABLECO FINANCE LLC, a Delaware limited liability company

By:	/s/
Title: